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                              EMPLOYMENT AGREEMENT

                    This EMPLOYMENT AGREEMENT dated as of December 4, 1995, between ICON CMT CORP., a Delaware corporation having an address at 420 Lexington Avenue, New York, New York 10170 (the "Company"), and RICHARD M. BROWN, an individual residing at 115 Pemberton Avenue, Plainfield, New Jersey 07060 ("Employee").

                              W I T N E S S E T H :

                    WHEREAS, Employee has been employed directly or indirectly by the Company for more than 4 years; and

                    WHEREAS, the Company desires that Employee continue to be employed by it and render services to it, and Employee is willing to be so employed and to render such services to the Company, all upon the terms and subject to the conditions contained herein.

                    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                    1. Employment. Subject to and upon the terms and conditions contained in this Agreement, the Company hereby agrees to continue to employ Employee and Employee agrees to continue in the employ of the Company, for the period set forth in Paragraph 2 hereof, to render to the Company, its affiliates and/or subsidiaries the services described in Paragraph 3 hereof.

                    2. Term. Employee's term of employment under this Agreement shall be five (5) years, commencing on the date hereof and continuing through and including December 3, 2000, unless extended in writing as provided below or earlier terminated pursuant to the terms and conditions set forth herein (the "Employment Term"). Such term shall be extended for successive one (1) year terms unless either party hereto gives written notice to the other of its desire to terminate this Agreement at least 90 days prior to the commencement of any such extension.

                    3. Duties. (a) Employee shall serve as a senior executive of the Company subject to the authority of the Board of Directors and Chief Executive Officer of the Company. If elected by the Board of Directors, Employee will serve as Vice President, Information Technologies of the Company. Employee shall perform all duties and services incident to the positions held by him.

                             (b) Employee agrees to abide by all By-laws and
policies of the Company promulgated from time to time by the Company.





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                    4. Exclusive Services and Best Efforts. Employee agrees to devote his best efforts, energies and skill to the discharge of the duties and responsibilities attributable to his position, and to this end, he will devote his full time and attention during regular business hours to the business and affairs of the Company, subject to the provisions of the last sentence of subparagraph 11(b) hereof.

                    5. Compensation. (a) As compensation for his services and covenants hereunder, Employee shall receive a salary ("Salary"), payable pursuant to the Company's normal payroll procedures in place from time to time, at the rate of $140,000 per annum, less all necessary and required federal, state and local payroll deductions.

                             (b) In addition to such Salary, Employee shall be
entitled to receive such bonuses and salary increases as may be determined from time to time by the Board of Directors of the Company.

                    6. Business Expenses. Employee shall be reimbursed for, and entitled to advances (subject to repayment to the Company if not actually incurred by Employee) with respect to, only those business expenses incurred by him (a) which are reasonable and necessary for Employee to perform his duties under this Agreement in accordance with policies established from time to time by the Company, and (b) for which Employee has submitted vouchers and/or receipts.

                    7. Employee Benefits. (a) During the Employment Term, Employee shall be entitled to such insurance, disability and health and medical benefits and be entitled to participate in such retirement plans or programs as are from time to time generally made available to executive employees of the Company pursuant to the policies of the Company; provided that Employee shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans. The Com pany may withhold from any benefits payable to Employee all federal, state, local and other taxes and amounts as shall be permitted or required to be withheld pursuant to any applicable law, rule or regulation.

                             (b) Employee shall be entitled to vacation in
accordance with the Company's policy in effect for executive staff, which shall be taken at such time or times as shall be mutually agreed upon with the Company.

                             (c) During the Employment Term, Employee shall, at
his option, either (i) be provided with the full-time use of an automobile owned or leased by the Company and reasonably satisfactory to Employee and the Company, all of the operating, maintenance and insurance expenses of which shall be borne by the Company, or (ii) be reimbursed by the Company for all of the operating, maintenance and insurance expenses (including lease payments, if applicable) incurred by Employee in connection with an automobile owned or leased by Employee and reasonably satisfactory to Employee and the Company.

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                    8. Death and Disability. (a) The Employment Term shall
terminate on the date of Employee's death, in which event Employee's Salary, reimbursable expenses and benefits owing to Employee through the date of Employee's death shall be paid to his estate. In addition, the Company shall pay to Employee's estate, within 60 days of the date of Employee's death, in a lump-sum, an amount equal to Employee's then annual Salary. Employee's estate will not be entitled to any other compensation upon termination of this Agreement pursuant to this subparagraph 8(a).

                             (b) If, during the Employment Term, in the opinion
of a duly licensed physician selected by the Company, Employee, because of physical or mental illness or incapacity, shall become substantially unable to perform the duties and services required of him under this Agreement for a period, of 180 consecutive days or 270 days in the aggregate during any twelve-month period, the Company may, upon at least ten (10) days' prior written notice given at any time after the expiration of such 180 or 270-day period, as the case may be, to Employee of its intention to do so, terminate his employment as of such date as may be set forth in the notice. In case of such termination, Employee shall be entitled to receive his Salary, reimbursable expenses and benefits owing to Employee through the date of termination. In addition, the Company shall pay to Employee, within 60 days of the date of Employee's termination, in a lump-sum, an amount equal to Employee's then annual Salary. Employee will not be entitled to any other compensation upon termination of his employment pursuant to this subparagraph 8(b).

                    9. Termination. The Company shall have the right to terminate the employment of Employee and to terminate this Agreement in the event: (a) Employee fails to substantially perform or repeatedly neglects his duties assigned in accordance with this Agreement in any continuing manner after notice from the Company of such failure or neglect; (b) Employee willfully fails or refuses to substantially follow or comply with the directions of the Board of Directors or of a superior officer or the policies or work rules of the Company;
(c) Employee through his intentional action or inaction has subjected the Company to any criminal or civil liability under any applicable law; (d) Employee is indicted for or convicted of any misdemeanor involving moral turpitude or any felony; (e) Employee has used any narcotic or other illegal or controlled substance or abused or otherwise excessively used any alcoholic product or any prescription stimulant or depressant; (f) Employee has misappropriated any asset or property of the Company, including (without limitation) any theft or embezzlement or any diversion of any corporate opportunity; (g) Employee has breached any of his covenants and agreements contained in this Agreement, including (without limitation) those contained in Paragraph 11 hereof; or (h) Employee concealed or misrepresented any material fact in seeking employment hereunder. Upon such termination, the Company shall be released from any and all further obligations under this Agreement, except that the Company shall be obligated to pay Employee his Salary, reimbursable expenses and benefits owing to Employee through the day on which Employee is terminated. Employee will not be entitled to any other compensation upon termination of this Agreement pursuant to this Paragraph 9.

                    10. Change in Control - Termination of Employment and Compensation in Event of Termination. (a) After a Change in Control (as defined below) of the Company has occurred, if either Employee terminates his employment within six (6) months after he has obtained actual

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knowledge of the Change in Control or the Company (or any successor thereto)
terminates Employee's employment with the Company within one (1) year after the Change in Control, Employee shall be entitled to receive (i) his salary, bonuses, awards, perquisites and benefits, including, without limitation, benefits and awards under the Company's stock option plans and the Company's pension and retirement plans and programs, accrued through the date Employee's employment with the Company is terminated (the "Termination Date"), and (ii) a lump-sum payment (the "Termination Compensation"), in cash, on the Termination Date, in an amount equal to 2.99 times Employee's "base amount" (as such term is defined in Section 28OG(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")). The amount of the Termination Compensation shall be computed, at the expense of the Company, by an independent certified public accounting firm selected by the Board of Directors (the "Accountants"), whose computation shall be conclusive and binding upon Employee and the Company.

                             (b) For purposes hereof, a "Change in Control"
shall be deemed to have occurred if: (i) any "person" or "group" (as such terms are used in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), except for an employee stock ownership trust (or any of the trustees thereof) or any of Scott A. Baxter, Richard M. Brown or Scott Harmolin, becomes a "beneficial owner" (as such term is used in Rule 13d-3 promulgated under the Act), after the date hereof, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; (ii) a change in "control" of the Company (as the term "control" is defined in Rule 12b-2 or any successor rule promulgated under the Act) shall have occurred; (iii) the majority of the Board of Directors, as such entire Board of Directors is composed at the date of this Agreement, no longer serve as directors of the Company, except that there shall not be counted toward such majority who no longer serve as directors any director who ceased to serve either prior to the date of a Change in Control, for any reason, or at any other time due to his death, disability or termination for cause; (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or (v) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than a merger or consolidation which would result in the combined voting power of the Company's voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 70% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation. Notwithstanding the foregoing, any transaction involving a leveraged buyout or other acquisition of the Company which would otherwise constitute a Change in Control, in which Employee participates in the surviving or successor entity (other than solely as an employee or consultant), shall not constitute a Change in Control.

                             (c) Notwithstanding anything in this Agreement to
the contrary, Employee shall have the right, prior to the receipt by him of any amounts due thereunder, to waive the receipt thereof or, subsequent to the receipt by him of any amounts due hereunder, to treat some or all of such amounts as a loan from the Company which Employee shall repay to the Company,

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within 90 days from the date of receipt, with interest at the rate provided in
Section 7872 of the Code. Notice of any such waiver or treatment of amounts received as a loan shall be given by Employee to the Company in writing and shall be binding upon the Company.

                             (d) It is intended that the "present value" of the
payments and benefits to Employee, whether under this Agreement or otherwise, which are includable in the computation of "parachute payments" shall not, in the aggregate, exceed 2.99 times the "base amount" (the terms "present value", "parachute payments" and "base amount" being determined in accordance with
Section 28OG of the Code). Accordingly, if Employee receives payments or benefits from the Company prior to payment of the Termination Compensation which, when added to the Termination Compensation, would, in the opinion of the Accountants, subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code, the Termination Compensation shall be reduced by the smallest amount necessary, in the opinion of the Accountants, to avoid such tax. In addition, the Company shall have no obligation to make any payment or provide any benefit to Employee subsequent to payment of the Termination Compensation which, in the opinion of the Accountants, would subject any of the payments or benefits to Employee to the excise tax imposed by Section 4999 of the Code. No reduction in the Termination Compensation or release of the Company from any payment or benefit obligation in reliance upon any aforesaid opinion of the Accountants shall be permitted unless the Company shall have provided to Employee a copy of any such opinion, specifically entitling Employee to rely thereon, no later than the date otherwise required for payment of the Termination Compensation or any such later payment or benefit.

                    11. Disclosure of Trade Secrets and Other Proprietary Information; Restrictive Covenants. Employee acknowledges that, by his employment, he has been and will be in a confidential relationship with the Company and will have access to confidential information and trade secrets of the Company, its subsidiaries and affiliates. Confidential information and trade secrets include, but are not limited to, customer, supplier and client lists, panels and interviewers, price lists, marketing, strategies and procedures, operational techniques, business plans and systems, quality control procedures and systems, special projects and survey and market research, including projects, research and reports for any entity or client, and any other records, files, drawings, discoveries, applications, data, computer software programs and source codes and information concerning the business of the Company and its customers and clients which are not in the public domain. Employee agrees that in consideration of the execution of this Agreement by the Company:

                             (a) Employee will not, during the term of this
Agreement or at any time thereafter, use, or disclose to any third party, trade secrets or confidential information of the Company, including, but not limited to, confidential information or trade secrets belonging or relating to the Company, its subsidiaries, affiliates, customers and clients or proprietary procedures of the Company, its subsidiaries, affiliates customers and clients. Proprietary procedures shall include, but shall not be limited to, all information which is known or intended to be known only by employees of the Company, its subsidiaries and affiliates or others in a confidential relationship with the Company or its subsidiaries and affiliates which relates to business matters.

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                             (b) Employee will not, during the term of this
Agreement, directly or indirectly, as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity, engage in or participate in any business that is competitive with any business carried on by the Company or any of its subsidiaries or affiliates during the term of this Agreement. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(b) or constitute a breach of this subparagraph 11(b).

                             (c) Employee will not, during the term of this
Agreement and for a period of twelve (12) months thereafter, directly or indirectly, work as an employee, employer, consultant, agent, principal, partner, manager, stockholder, officer, director, or in any other individual or representative capacity for any person or entity who or which was a customer of the Company or any of its subsidiaries or affiliates during the term of Employee's employment with the Company. The ownership by Employee of 5% or less of the issued and outstanding shares of a class of securities which is traded on a national securities exchange or in the over-the-counter market, shall not cause Employee to be deemed a shareholder under this subparagraph 11(c) or constitute a breach of this subparagraph 11(c).

                             (d) Employee will not, during the term of this
Agreement and for a period of twelve (12) months thereafter, on his behalf or on behalf of any other business enterprise, directly or indirectly, under any circumstance other than at the direction and for the benefit of the Company, (i) solicit for employment or employ any person who was employed by the Company or any of its subsidiaries or affiliates during Employee's employment with the Company, or (ii) call on, solicit, or take away any person or entity who or which was a customer or the Company or any of its subsidiaries or affiliates during Employee's employment with the Company.

                             (e) It is expressly agreed by Employee that the
nature and scope of each of the provisions set forth above in this Paragraph 11 are reasonable and necessary. If, for any reason, any aspect of the above provisions as it applies to Employee is determined by a court of competent jurisdiction to be unreasonable or unenforceable, the provisions shall only be modified to the minimum extent required to make the provisions reasonable and/or enforceable, as the case may be. Employee acknowledges and agrees that his services are of unique character and expressly grants to the Company or any subsidiary or affiliate of the Company or any successor of any of them, the right to enforce the above provisions through the use of all remedies available at law or in equity, including, but not limited to, injunctive relief.

                             (f) This Paragraph 11 and Paragraphs 12 and 13
hereof (and Paragraphs 14 through 19 hereof as they may apply to such Paragraphs) shall survive the expiration or termination of this Agreement for any reason.

                    12. Company Property. (a) Any patents, inventions, discoveries, applications or processes designed, devised, planned, applied, created, discovered or invented by Employee in the

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course of Employee's employment under this Agreement and which pertain to any aspect of the Company's or its subsidiaries' or affiliates' business shall be the sole and absolute property of the Company, and Employee shall promptly report the same to the Company and promptly execute any and all documents that may from time to time reasonably be requested by the Company to assure the Company the full and complete ownership thereof.

                             (b) All records, files, lists, including computer
generated lists, drawings, documents, equipment and similar items relating to the Company's business which Employee shall prepare or receive from the Company shall remain the Company's sole and exclusive property. Upon termination of this Agreement, Employee shall promptly return to the Company all property of the Company in his possession. Employee further represents that he will not copy or cause to be copied, print out or cause to be printed out any software, documents or other materials originating with or belonging to the Company. Employee additionally represents that, upon termination of his employment with the Company, he will not retain in his possession any such software, documents or other materials.

                    13. Equitable Relief. It is mutually understood and agreed that Employee's services are special, unique, unusual, extraordinary and of an intellectual character giving them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Accordingly, in the event of any breach of this Agreement by Employee, including, but not limited to, the breach of any of the provisions of Paragraphs 11 or 12 hereof, the Company shall be entitled to equitable relief by way of injunction or otherwise in addition to any damages which the Company may be entitled to recover. In addition, the Company shall be entitled to reimbursement from Employee, upon request, of any and all reasonable attorneys' fees and expenses incurred by it in enforcing any term or provision of this Agreement.

                    14. Consent to New York Jurisdiction and Venue. The Employee hereby consents and agrees that the Supreme Court of the State of New York for the County of New York and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Employee and the Company. In any dispute with the Company, the Employee will not raise, and hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum.

                    15. Notice. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the Employee at his address set forth on the first page of this Agreement and to the Company at its address set forth on the first page of this Agreement, Attention: Scott A. Baxter, President, with a copy to Parker Chapin Flattau & Klimpl, LLP, 1211 Avenue of the Americas, New York, New York 10036,
Attention: James Alterbaum, Esq. (or to such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt), and shall be deemed conclusively to have been given: (a) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the

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account of the sender; (b) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (c) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

                    16. Interpretation; Headings. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                    17. Successors and Assigns; Assignment; Intended Beneficiaries. Neither this Agreement, nor any of Employee's rights, powers, duties or obligations hereunder, may be assigned by Employee. This Agreement shall be binding upon and inure to the benefit of Employee and his heirs and legal representatives and the Company and its successors. Successors of the Company shall include, without limitation, any corporation or corporations acquiring, directly or indirectly, all or substantially all of the assets of the Company, whether by merger, consolidation, purchase, lease or otherwise, and such successor shall thereafter be deemed "the Company" for the purpose hereof.

                    18. No Waiver by Action. Any waiver or consent from the Company respecting any term or provision of this Agreement or any other aspect of the Employee's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights or remedies with respect to, any term or provision of this Agreement or any other aspect of the Employee's conduct or employment in no manner (except as otherwise expressly provided herein) shall affect the Company's right at a later time to enforce any such term or provision.

                    19. Counterparts; New York Governing Law; Amendments; Entire Agreement. This Agreement may be executed in two counterpart copies, each of which may be executed by one of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto. This Agreement and all other aspects of the Employee's employment shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by the parties hereto, and any waiver of, or consent to any departure from, any term or provision of this Agreement shall be in writing and signed by each affected party hereto. This

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Agreement contains the entire agreement of the parties and supersedes all prior representations, agreements and understandings, oral or otherwise, between the parties with respect to the matters contained herein.

                    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            ICON CMT CORP.

                                            By:  /s/Scott A. Baxter
                                               ---------------------------------
                                                 Scott A. Baxter, President

                                                 /s/ Richard M. Brown
                                               ---------------------------------
                                                     RICHARD M. BROWN

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                        AMENDMENT TO EMPLOYMENT AGREEMENT

                      AMENDMENT TO EMPLOYMENT AGREEMENT dated as of the 2nd day of June, 1997, by and between ICON CMT CORP., a Delaware corporation having its principal place of business at 1200 Harbor Boulevard, Lincoln Harbor, Weehawken, New Jersey 07087 (the "Company"), and RICHARD M. BROWN, an individual having an address c/o the Company at 1200 Harbor Boulevard, Lincoln Harbor, Weehawken, New Jersey 07087 (the "Employee").

                              W I T N E S S E T H:

                      WHEREAS, the Company and the Employee have previously entered into an Employment Agreement dated as of December 4, 1995 (the "Employment Agreement"); and

                      WHEREAS, the Company and the Employee wish to amend the Employment Agreement with respect to and in accordance with the terms and provisions set forth below.

                      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and premises contained herein, the parties hereto hereby agree as follows:

                      1. Section 2 of the Employment Agreement is hereby amended by deleting the reference therein to "December 3, 2000" and substituting in its place the date of "May 29, 2002".

                      2. Section 5(a) of the Employment Agreement is hereby amended by deleting the reference therein to "$140,000" and by substituting in its place the amount of "$180,000".

                      3. Section 5(b) of the Employment Agreement is hereby deleted in its entirety and the following new Section 5(b) is hereby inserted in its place:

             "In addition to such Salary, Employee shall be entitled to receive a guaranteed quarterly bonus in the amount of $10,000, payable within 45 days of the end of each calendar quarter during the Employment Term, and such salary increases and other bonuses as may be determined from time to time by the Board of Directors of the Company."

                      4. Except as expressly amended by this Amendment, the Employment Agreement and all of its terms, covenants, conditions and provisions are hereby ratified and confirmed in all respects and shall continue in full force and effect.





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                      IN WITNESS WHEREOF, the parties hereto have duly executed
this Amendment as of the date first above written.

                                                 ICON CMT CORP.

                                                 By:  /s/ Scott A. Baxter
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                       /s/ Richard M. Brown
                                                      --------------------------
                                                      RICHARD M. BROWN


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